UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2020

FLOWSERVE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	1-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	FLS	New York Stock Exchange
1.25% Senior Notes due 2022	FLS22A	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 21, 2020, Flowserve Corporation, a New York corporation (the “Company”), issued $500 million aggregate principal amount of its 3.500% Senior Notes due 2030 (the “Notes”). The Notes were issued pursuant to a Senior Indenture, dated as of September 11, 2012 (the “Base Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of September 21, 2020 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. Capitalized terms used in this current report and not defined herein have the meanings ascribed to them in the Indenture.

Interest on the Notes is payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 2021. The Notes mature on October 1, 2030.

At any time prior to July 1, 2030 (the “Par Call Date”), the Notes are subject to redemption upon not less than 10 days’ notice , in whole or in part, at any time and from time to time, at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed; or

•

the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (assuming for these purposes that the Notes matured on the Par Call Date), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 45 basis points.

At any time on or after the Par Call Date, the Company may redeem the Notes, in whole or in part from time to time, at its option, at a redemption price equal to 100% of the principal amount of the Notes to be.

In each case, the Company will also pay the accrued and unpaid interest on the principal amount being redeemed to the Redemption Date.

The Indenture contains customary terms and covenants, including covenants that limit, among other things, the ability of (i) the Company and its Material Subsidiaries to create liens on any Principal Property that secure indebtedness unless the Notes are secured equally and ratably with such indebtedness and (ii) the Company to consolidate with or merge into any other entity or sell, transfer or lease all or substantially all of the Company’s assets to another entity. Under certain events of default, including, without limitation, failure to pay when due any principal amount or certain cross defaults to other instruments, the Trustee may (and at the direction of the Holders of at least 25% in principal amount of the outstanding Notes shall) declare the principal amount of the Notes to be due and payable immediately. In the case of certain events of bankruptcy or insolvency of the Company or any Significant Subsidiary, the principal amount of the Notes will be automatically due and payable immediately.

The Notes are the Company’s general senior unsecured obligations, are not guaranteed by any of the Company’s subsidiaries, rank equally in right of payment with the Company’s existing and future senior unsecured indebtedness and are effectively subordinated to all indebtedness and other liabilities of the Company’s subsidiaries and to all of the Company’s secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The foregoing description of the issuance and sale of the Notes and the terms thereof does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Fourth Supplemental Indenture, which are filed as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference. The form of Note, which is included as part of the Fourth Supplemental Indenture, is filed as Exhibit 4.3 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

On September 22, 2020, the Company issued a press release announcing the expiration and final results of its previously announced tender offer to purchase for cash any and all of its 1.250% Senior Notes due 2022. A copy of the Company’s press release is filed as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

In connection with the offering of the Notes, Gibson, Dunn & Crutcher LLP delivered a legal opinion with respect to the validity of the Notes, which opinion is filed as Exhibit 5.1 hereto and is incorporated by reference into the Registration Statement on Form S-3 (No. 333-230796), filed with the Securities and Exchange Commission on April 10, 2019.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Senior Indenture, dated as of September 11, 2012, by and between Flowserve Corporation and U.S. Bank National Association, as Trustee (incorporated by reference herein to Exhibit 4.1 to the Form 8-K filed with the Securities and Exchange Commission on September 11, 2012).

4.2	Fourth Supplemental Indenture, dated as of September 21, 2020, between Flowserve Corporation and U.S. Bank National Association, as Trustee.

4.3	Form of Note (included in Exhibit 4.2).

5.1	Opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the Notes.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

99.1	Press Release dated September 22, 2020, announcing the expiration and final results of the tender offer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Date: September 22, 2020	By:	/s/ Amy B. Schwetz
Amy B. Schwetz
Senior Vice President, Chief Financial Officer